UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2008

ADEPT TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	0-27122 (Commission file number)	94-2900635 (I.R.S. Employer Identification Number)

3011 Triad Drive Livermore, CA (Address of principal executive offices)	94551 (Zip Code)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (925) 245-3400

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

Livermore Lease Dispute Settlement

As previously disclosed by Adept Technology, Inc., Adept has been engaged in litigation with the landlord of its Livermore, California offices relating to a lease termination agreement with respect to such Livermore facilities occupied by Adept.  On October 16, 2008, Adept entered into a Settlement Agreement and Release with Tri-Valley Technology Campus, LLC providing for the termination of the pending dispute, referred to as the Settlement Agreement.  The Settlement Agreement provides for payments totaling $500,000 to be made by Adept to Tri-Valley, with half of such amount paid upon execution of the Settlement Agreement.  The Settlement Agreement provides for the remaining $250,000 to be paid into escrow upon Adept's vacating the Livermore facilities, but no later than February 3, 2009, and to be released after dismissal by Tri-Valley of its pending litigation against Adept.  The releases of claims relating to the dispute contemplated by the Settlement Agreement are to be effective after the two payments are made, the pending litigation actions are dismissed by Tri-Valley, and Adept has vacated the Livermore facilities.

Adept has agreed to use commercially reasonable efforts to vacate the Livermore facilities by December 31, 2008.  Adept will continue to pay rent as provided under the lease while it continues to occupy the Livermore facilities, with payment of double rent on a per diem basis from January 1, 2009, if Adept still occupies the Livermore property at that time, and provides Tri-Valley the right to possession of the properties on February 1, 2009.

New Facilities Leases

On October 16, 2008, Adept entered into two new leases to locate its principal executive offices and California research and manufacturing operations in Pleasanton, California.

The first lease agreement, with an effective date of October 10, 2008, is entered with Park Lake Apartments, L.P., a California limited partnership, for premises of 33,864 square feet, with a right of first offer on 11,059 additional square feet in Pleasanton, California for a term of seven years and an option to extend for an additional five year period.  Annual rent payments are initially $690,825.60 initially, subject to 3% annual increases.

The second lease agreement, referred to as the Gibraltar Lease is entered into with W Group Holding III LLC, a California limited liability company, and RASAP Franklin, LLC, a California limited liability company, for premises of 23,027 square feet and a right of first offer on 12,000 additional square feet located in Pleasanton, California near the location of the first lease, for a term of seven years, with an option to extend for one additional five year period, for initial annual rent of $414,486 subject to a 3% annual increase.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADEPT TECHNOLOGY, INC.

Date:  October 17, 2008                                                   By: /s/ Lisa M. Cummins
Lisa M. Cummins
Vice President of Finance and Chief FinancialOfficer